FOR IMMEDIATE RELEASE

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Drew Brown / Jamie Tully
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Francesca Tuckett
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES FOURTH QUARTER NET INCOME OF $139.0 MILLION,
ANNUALIZED RETURN ON AVERAGE EQUITY OF 29.9%
Year End Diluted Book Value Per Share Of $24.00;
An Increase of 21.6%Year Over Year
Hamilton, Bermuda, February 12, 2008 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net income for the quarter ended December 31, 2007 of $139.0 million, or $1.77 per diluted common share, compared with $69.1 million, or $1.16 per diluted common share, for the quarter ended December 31, 2006. Net income for the year ended December 31, 2007 was $403.0 million, or $5.95 per diluted share, compared with $183.1 million, or $3.11 per diluted share, for the corresponding period in 2006.
Net operating income for the fourth quarter of 2007 was $131.5 million, or $1.68 per diluted share, compared with $68.2 million, or $1.14 per diluted common share, for the quarter ended December 31, 2006. Net operating income for the year ended December 31, 2007 was $388.2 million, or $5.73 per diluted share, compared with $182.1 million, or $3.09 per diluted common share, for the year ended December 31, 2006.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007. The Validus data for the full year 2006 and first six months of 2007 refer only to the company prior to its acquisition of Talbot. Further, the Validus data gives effect to the initial public offering which was consummated on July 30, 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Fourth quarter 2007 results
Consolidated operating highlights for the fourth quarter include the following:
•	Gross premiums written increased by 191.6% to $191.0 million from $65.5 million, due to the addition of Talbot which added $143.5 million of gross premiums written;

•	Net premiums written increased by 183.1% to $186.4 million from $65.9 million, due to the addition of Talbot which added $142.7 million of net premiums written;

•	Net premiums earned increased by 202.4% to $318.0 million from $105.2 million, due primarily to the addition of Talbot which added $155.5 million of net premiums earned;

•	Combined ratio of 63.1% which included $10.0 million of incurred losses relating to the October California wildland fires (representing 3.1 percentage points of the consolidated 33.8% loss ratio), and $30.6 million of favorable prior year loss reserve development benefitting the loss ratio by 9.6 percentage points.

•	Investment income increased by 112.6% to $37.5 million from $17.7 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Return on average equity of 29.9% and net operating return on average equity of 28.2%; and

•	Net income increased by 101.3% to $139.0 million from $69.1 million, due to the addition of Talbot which added $38.7 million of net income and growth in the Validus Re segment which added $39.5 million.
Consolidated operating highlights for the year ended December 31, 2007 included the following:
•	Gross premiums written increased by 82.8% to $988.6 million from $540.8 million, due to the addition of Talbot which added $286.5 million of gross premiums written and growth in the Validus Re segment;

•	Net premiums written increased by 92.5% to $918.4 million from $477.1 million, due to the addition of Talbot which added $285.2 million of net premiums written and growth in the Validus Re segment;

•	Net premiums earned increased by 179.9% to $858.1 million from $306.5 million, due to the addition of Talbot which added $299.1 million of net premiums earned and growth in the Validus Re segment;

•	Combined ratio of 62.0% included $62.3 million of favorable prior year loss reserve development (representing a benefit of 7.3 percentage points of the 33.1% loss ratio).

•	Investment income increased by 93.6% to $112.3 million from $58.0 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Return on average equity of 26.9% and net operating return on average equity of 25.9%; and

•	Net income increased by 120.1% to $403.0 million from $183.1 million, due to the addition of Talbot which added $81.8 million of net income and growth in the Validus Re segment which added $168.4 million.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Commenting on the fourth quarter of 2007 results, Ed Noonan, Chairman and Chief Executive Officer of Validus, stated: “2007 was a milestone year for Validus. We successfully completed the acquisition of Talbot and our initial public offering, while continuing to grow our franchise at Validus Re. The enhanced operating leverage resulting from the Talbot acquisition allowed us to generate an annualized return on average equity of 29.9% in the fourth quarter and 26.9% for the year. In 2007 we grew diluted book value per share by 21.6% and leave 2007 with a strong balance sheet comprising of $3.1 billion total investments and cash and total capitalization of $2.3 billion.”
Validus Re Segment Results
Gross premiums written during the fourth quarter of 2007 were $47.5 million, a decrease of $18.0 million from $65.5 million in the fourth quarter of 2006. Gross premiums written were comprised of $16.3 million of property premiums, $18.1 million of marine premiums and $13.1 million of specialty premiums compared to $41.9 million of property premiums, $6.6 million of marine premiums and $17.0 million of specialty premiums in the fourth quarter of 2006. The $25.6 million decrease in property premiums written was primarily driven by a property proportional treaty written in the fourth quarter of 2006 with a 16-month term. The decrease in property lines was partially offset by the marine lines which accounted for an increase of $11.5 million in gross premiums written.
Net premiums earned for the fourth quarter of 2007 were $162.5 million compared to $105.2 million for the fourth quarter of 2006, an increase of $57.4 million or 54.5%. The increase in net premiums earned reflects the increased premiums written in the period and the benefit of earning premiums written in 2006. As the Company did not write premium prior to January 1, 2006, the fourth quarter of 2006 benefited to a lesser extent from the earning of premiums written in prior periods.
The combined ratio increased to 48.9% from 46.4% in the fourth quarter of 2006. This increase was primarily due to a 6.6 percentage point increase in the Company’s loss ratio offset by a 4.2 percentage point decrease in the expense ratio for the period. The loss ratio of 29.7% increased partly as a result of losses from wildland fires in California. Validus Re recorded loss expense of $10.0 million in the fourth quarter of 2007 relating to the wildland fires in October, representing 6.2 percentage points on the loss ratio. This increase was partially mitigated by favorable prior year loss reserve development of $0.9 million.
Gross premiums written for the year ended December 31, 2007 were $702.1 million, an increase of $161.3 million from $540.8 million in 2006. Gross premiums written were comprised of $498.4 million of property premiums, $136.7 million of marine premiums and $67.0 million of specialty premiums, compared to $371.0 million of property premiums, $104.6 million of marine premiums and $65.2 million of specialty premiums in 2006. The increase in gross premiums written was primarily driven by the property and marine lines which accounted for $127.4 million and $32.1 million of the increase, respectively.
The 50.3% combined ratio for the year ended December 31, 2007 was unchanged from that of the same period for 2006. The expense ratio decreased by 1.9%, which primarily reflects the absence in 2007 of certain start up costs incurred in 2006 and the higher level of earned premiums in the year ended December 31, 2007. The loss ratio increased by 1.6 percentage points in the year. Losses from previously disclosed events consisting of windstorm Kyrill, the Australian windstorms, flooding in parts of northern England and wildland fires in California generated incurred losses of $64.5 million (11.5 percentage points of the 31.4% loss ratio). Favorable prior year loss reserve development of $11.7 million resulted in a 2.1 percentage point benefit to the full
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

year 2007 loss ratio.
Talbot Segment Results
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007.
Gross premiums written during the fourth quarter of 2007 were $143.5 million, comprised of $20.6 million of property premiums, $59.0 million of marine premiums and $63.9 million of specialty premiums. Net premiums earned for the fourth quarter of 2007 were $155.5 million. The combined ratio was 74.0%, composed of a loss ratio of 38.1%, a policy acquisition costs ratio of 20.1% and a general and administrative expense ratio of 15.8%. Talbot recorded $29.7 million of favorable prior year loss reserve development during the quarter, resulting in a 19.1 percentage point benefit to the fourth quarter 2007 loss ratio.
Gross premiums written included in the financial statements for the year ended December 31, 2007 were $286.5 million, comprised of $49.2 million of property premiums, $114.0 million of marine premiums and $123.3 million of specialty premiums. Net premiums earned included in the financial statements post acquisition for the year ended December 31, 2007 were $299.0 million. The combined ratio was 74.6%, composed of a loss ratio of 36.3%, a policy acquisition costs ratio of 21.4% and a general and administrative expense ratio of 16.9%. From acquisition on July 2, 2007, until the period ended December 31, 2007, Talbot recorded $50.6 million of favorable prior year loss reserve development, resulting in a 16.9 percentage point benefit to the full year 2007 loss ratio.
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs from the junior subordinated deferrable debentures, fair value of warrants issued, and other costs relating to the Company as a whole. General and administrative expenses for the three months ended December 31, 2007 were $2.2 million compared to $1.5 million for the three months ended December 31, 2006. Stock compensation expenses for the three months ended December 31, 2007 were $4.0 million compared to $0.7 million for the three months ended December 31, 2006, which reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition.
General and administrative expenses for the year ended December 31, 2007 were $17.5 million compared to $13.8 million for the year ended December 31, 2006. Stock compensation expenses for the year ended December 31, 2007 were $10.5 million compared to $4.8 million for the year ended December 31, 2006, which reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition. Corporate costs for the year ended December 31, 2007 also included $2.9 million resulting from the fair value of warrants issued and $3.0 million to terminate an advisory agreement with its founding investor in conjunction with its IPO.
Investments
Net investment income increased in the fourth quarter and year of 2007 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $37.5 million in the fourth quarter of 2007 compared to $17.7 million in the fourth quarter of 2006, an increase of 112.6%, or $19.9 million. Net realized gains on investments were $0.8 million, compared to $0.2 million of net realized losses in the fourth
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

quarter of 2006. Net unrealized gains were $9.2 million in the fourth quarter of 2007.
Investment income for the year ended December 31, 2007 was $112.3 million compared to $58.0 million in the year ended December 31, 2006, an increase of 93.6%, or $54.3 million. The Company experienced $1.6 million of net realized gains, compared to $1.1 million of net realized losses for the year ended December 31, 2006. Net unrealized gains were $12.4 million in the year ended December 31, 2007.
Prior to January 1, 2007, the Company’s investments in fixed maturities were classified as available-for-sale and carried at fair value, with related net unrealized gains or losses excluded from earnings and included in shareholders’ equity as a component of accumulated other comprehensive income. Beginning on January 1, 2007, the Company’s investments in fixed maturities were classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings as a result of the adoption of new accounting guidance. The Company believes that accounting for its investment portfolio as trading more closely reflects its investment guidelines. The fair value of investments is based upon quoted market values. The Company recorded $9.2 million and $12.4 million of net unrealized gains in the three months and year ended December 31, 2007 respectively, which was included in earnings. The Company recorded $nil net unrealized gains in the three months and year ended December 31, 2006 respectively.
At December 31, 2007, the Company held $22.9 million of securities with exposures to the sub-prime mortgage market with an estimated weighted average life of 1.1 years. All of these securities are currently rated AAA by either or both of Standard & Poor’s Corporation and Moody’s Investor Service, and are carried at fair value.
Finance Expenses
Finance expenses for the quarter and year ended December 31, 2007 were $25.4 million and $51.8 million respectively, increasing from $3.7 million and $8.8 million in the respective prior periods. Finance expenses consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discount fees relating to the Company’s credit facility and third-party capital costs for Talbot. The increase partially relates to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. Talbot’s third-party capital costs were $16.0 million in the fourth quarter of 2007 and $24.8 million for the full year 2007. In addition, the increase in finance expenses is partially attributable to the issuance of junior subordinated deferred debentures in both the second quarter of 2006 and second quarter of 2007.
Capitalization and Shareholders’ Equity
Total capitalization at December 31, 2007 was $2.3 billion, including $350 million of junior subordinated deferrable debentures. Total capitalization at December 31, 2006 was $1.3 billion. The increase was primarily due to net income earned during 2007, the issuance in the second quarter of the 8.480% junior subordinated deferrable debentures and the consummation of the initial public offering in the third quarter.
At December 31, 2007, diluted book value per common share was $24.00 and book value per common share was $26.08, compared to $19.73 and $20.39 respectively, from December 31, 2006. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Conference Call
We will host a conference call for analysts and investors on Wednesday February 13, 2008 at 9:00 AM (Eastern) to discuss the fourth quarter financial results and related matters. The conference call can be accessed via telephone by dialing (800) 860-2442 (toll-free U.S.) or (412) 373-6964 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 27, 2008 by dialing (877) 344-7529 and entering the pass code 414679.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2007 is available in the Investor Information section of our website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2007 (unaudited) and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	December 31,	December 31,
	2007	2006
Assets
Fixed maturities, at fair value	$2,411,398	$844,857
Short-term investments, at fair value	250,623	531,530
Cash and cash equivalents	444,698	63,643

Total cash and investments	3,106,719	1,440,030
Premiums receivable	401,241	142,408
Deferred acquisition costs	105,562	28,203
Prepaid reinsurance premiums	22,817	8,245
Securities lending collateral	164,324	12,327
Loss reserves recoverable	134,404	—
Paid losses recoverable	7,810	—
Taxes recoverable	3,325	—
Goodwill and other intangible assets	151,772	—
Accrued investment income	19,960	6,456
Other assets	26,290	8,754

Total assets	$4,144,224	$1,646,423

Liabilities
Reserve for losses and loss expenses	$926,117	$77,363
Unearned premiums	557,344	178,824
Reinsurance balances payables	36,848	7,438
Securities lending payable	164,324	12,327
Deferred taxation	16,663	—
Net payable for investments purchased	31,426	12,850
Accounts payable and accrued expenses	126,702	15,098
Debentures payable	350,000	150,000

Total liabilities	2,209,424	453,900

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	12,985	10,234
Additional paid-in capital	1,384,604	1,048,025
Accumulated other comprehensive (loss) income	(49)	875
Retained earnings	537,260	133,389

Total shareholders’ equity	1,934,800	1,192,523

Total liabilities and shareholder’ equity	$4,144,224	$1,646,423

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three months and year ended December 31, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Year ended
	December 31,	December	December 31,	December
	2007	31, 2006	2007	31, 2006
Revenues
Gross premiums written	$190,996	$65,505	$988,637	$540,789
Reinsurance premiums ceded	(4,566)	355	(70,210)	(63,696)

Net premiums written	186,430	65,860	918,427	477,093
Change in unearned premiums	131,601	39,293	(60,348)	(170,579)

Net premiums earned	318,031	105,153	858,079	306,514
Net investment income	37,525	17,652	112,324	58,021
Net realized gains (losses) on investments	784	(208)	1,608	(1,102)
Net unrealized gains on investments	9,229	—	12,364	—
Other income	1,971	—	3,301	—
Foreign exchange (losses) gains	(2,515)	1,096	6,696	2,157

Total revenues	365,025	123,693	994,372	365,590

Expenses
Losses and loss expense	107,567	24,265	283,993	91,323
Policy acquisition costs	53,277	11,498	134,277	36,072
General and administrative expenses	33,676	13,002	100,765	38,352
Share compensation expense	6,135	2,223	16,189	7,880
Finance expenses	25,423	3,653	51,754	8,789
Fair value of warrants issued	—	—	2,893	77

Total expenses	226,078	54,641	589,871	182,493

Net income before taxes	138,947	69,052	404,501	183,097
Taxes	(22)	—	1,505	—

Net income	$138,969	$69,052	$402,996	$183,097

Comprehensive income
Unrealized investment gains arising during the period	—	(522)	—	(332)
Foreign currency translation adjustments	49	—	(591)	—
Adjustment for reclassification of investment losses realized in income	—	208	—	1,102

Comprehensive income	$139,018	$68,738	$402,405	$183,867

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	74,199,836	58,482,601	65,068,093	58,477,130
Diluted	78,415,109	59,745,784	67,786,673	58,874,567

Basic earnings per share	$1.87	$1.18	$6.19	$3.13

Diluted earnings per share	$1.77	$1.16	$5.95	$3.11

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended December 31, 2007
	Validus Re	Talbot	Corporate	Total

Gross premiums written	$47,499	$143,497	$—	$190,996
Reinsurance premiums ceded	(3,813)	(753)	—	(4,566)

Net premiums written	43,686	142,744	—	186,430
Change in unearned premiums	118,828	12,773	—	131,601

Net premiums earned	162,514	155,517	—	318,031
Losses and loss expense	48,244	59,323	—	107,567
Policy acquisition costs	22,107	31,170	—	53,277
General and administrative expenses	7,858	23,628	2,190	33,676
Stock compensation expenses	1,189	978	3,968	6,135

Underwriting income (loss)	$83,116	$40,418	$(6,158)	$117,376

Net investment income	25,039	12,446	40	37,525
Other income	—	1,971	—	1,971
Finance expenses	(236)	(17,228)	(7,959)	(25,423)

Operating income (loss) before taxes	107,919	37,607	(14,077)	131,449
Taxes	14	(36)	—	(22)

Net operating income	$107,905	$37,643	$(14,077)	$131,471

Net realized (losses) gains on investments	(493)	1,277	—	784
Net unrealized gains on investments	7,221	2,008	—	9,229
Foreign exchange losses	(269)	(2,246)	—	(2,515)
Fair value of warrants	—	—	—	—
Aquiline termination fee	—	—	—	—

Net income	$114,364	$38,682	$(14,077)	$138,969

Loss and loss expense ratio	29.7%	38.1%		33.8%
Policy acquisition cost ratio	13.6%	20.1%		16.8%
General and administrative expense ratio	5.6%	15.8%		12.5%

Combined ratio	48.9%	74.0%		63.1%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended December 31, 2006
	Validus Re	Talbot	Corporate	Total

Gross premiums written	$65,505	$—	$—	$65,505
Reinsurance premiums ceded	355	—	—	355

Net premiums written	65,860	—	—	65,860
Change in unearned premiums	39,293	—	—	39,293

Net premiums earned	105,153	—	—	105,153
Losses and loss expense	24,265	—	—	24,265
Policy acquisition costs	11,498	—	—	11,498
General and administrative expenses	11,474	—	1,528	13,002
Stock compensation expenses	1,544	—	679	2,223

Underwriting income (loss)	$56,372	$—	$(2,207)	$54,165

Net investment income	17,652	—	—	17,652
Other income	—	—	—	—
Finance expenses	(92)	—	(3,561)	(3,653)

Operating income (loss) before taxes	73,932	—	(5,768)	68,164
Taxes	—	—	—	—

Net operating income	$73,932	$—	$(5,768)	$68,164

Net realized losses on investments	(208)	—	—	(208)
Net unrealized gains on investments	—	—	—	—
Foreign exchange gains	1,096	—	—	1,096
Fair value of warrants	—	—	—	—

Net income	$74,820	$—	$(5,768)	$69,052

Loss and loss expense ratio	23.1%	0.0%		23.1%
Policy acquisition cost ratio	10.9%	0.0%		10.9%
General and administrative expense ratio	12.4%	0.0%		14.5%

Combined ratio	46.4%	0.0%		48.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Year ended December 31, 2007
	Validus Re	Talbot	Corporate	Total

Gross premiums written	$702,098	$286,539	$—	$988,637
Reinsurance premiums ceded	(68,842)	(1,368)	—	(70,210)

Net premiums written	633,256	285,171	—	918,427
Change in unearned premiums	(74,227)	13,879	—	(60,348)

Net premiums earned	559,029	299,050	—	858,079
Losses and loss expense	175,538	108,455	—	283,993
Policy acquisition costs	70,323	63,954	—	134,277
General and administrative expenses	31,412	48,886	17,467	97,765
Stock compensation expenses	4,013	1,709	10,467	16,189

Underwriting income (loss)	$277,743	$76,046	$(27,934)	$325,855

Net investment income	85,981	25,805	538	112,324
Other income	—	3,301	—	3,301
Finance expenses	(1,378)	(26,086)	(24,290)	(51,754)

Operating income (loss) before taxes	362,346	79,066	(51,686)	389,726
Taxes	61	1,444	—	1,505

Net operating income	$362,285	$77,622	$(51,686)	$388,221

Net realized gains on investments	443	1,165	—	1,608
Net unrealized gains on investments	8,556	3,808	—	12,364
Foreign exchange gains	7,495	(799)	—	6,696
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income	$378,779	$81,796	$(57,579)	$402,996

Loss and loss expense ratio	31.4%	36.3%		33.1%
Policy acquisition cost ratio	12.6%	21.4%		15.6%
General and administrative expense ratio	6.3%	16.9%		13.3%

Combined ratio	50.3%	74.6%		62.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Year ended December 31, 2006
	Validus Re	Talbot	Corporate	Total

Gross premiums written	$540,789	$—	$—	$540,789
Reinsurance premiums ceded	(63,696)	—	—	(63,696)

Net premiums written	477,093	—	—	477,093
Change in unearned premiums	(170,579)	—	—	(170,579)

Net premiums earned	306,514	—	—	306,514
Losses and loss expense	91,323	—	—	91,323
Policy acquisition costs	36,072	—	—	36,072
General and administrative expenses	24,565	—	13,787	38,352
Stock compensation expenses	3,105	—	4,775	7,880

Underwriting income (loss)	$151,449	$—	$(18,562)	$132,887

Net investment income	57,996	—	25	58,021
Other income	—	—	—	—
Finance expenses	(97)	—	(8,692)	(8,789)

Operating income (loss) before taxes	209,348	—	(27,229)	182,119
Taxes	—	—	—	—

Net operating income	$209,348	$—	$(27,229)	$182,119

Net realized losses on investments	(1,102)	—	—	(1,102)
Net unrealized gains on investments	—	—	—	—
Foreign exchange gains	2,157	—	—	2,157
Fair value of warrants	—	—	(77)	(77)

Net income	$210,403	$—	$(27,306)	$183,097

Loss and loss expense ratio	29.8%	0.0%		29.8%
Policy acquisition cost ratio	11.8%	0.0%		11.8%
General and administrative expense ratio	9.0%	0.0%		15.1%

Combined ratio	50.6%	0.0%		56.7%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income and Annualized Net Operating Return on Average Equity
For the three months and year ended December 31, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Year ended
	December	December	December 31,	December
	31, 2007	31, 2006	2007	31, 2006

Net income	$138,969	$69,052	$402,996	$183,097

Adjustment for net realized (gains) losses on investments	(784)	208	(1,608)	1,102
Adjustment for net unrealized (gains) on investments	(9,229)	—	(12,364)	—
Fair value of warrants issued	—	—	2,893	77
Aquiline termination fee	—	—	3,000	—
Adjustment for foreign exchange losses (gains)	2,515	(1,096)	(6,696)	(2,157)

Net operating income	$131,471	$68,164	$388,221	$182,119

Net income per share — diluted	$1.77	$1.16	$5.95	$3.11

Adjustment for net realized (gains) losses on investments	—	—	(0.02)	0.02
Adjustment for net unrealized (gains) on investments	(0.12)	—	(0.18)	—
Fair value of warrants issued	—	—	0.04	—
Aquiline termination fee	—	—	0.04	—
Adjustment for foreign exchange losses (gains)	0.03	(0.02)	(0.10)	(0.04)

Net operating income per share — diluted	$1.68	$1.14	$5.73	$3.09

Weighted average number of common shares and common share equivalents — diluted	78,415,109	59,745,784	67,786,673	58,874,567

Net operating income	$131,471	$68,164	$388,221	$182,119

Average shareholders’ equity	1,862,080	1,157,115	1,498,369	1,074,114

Annualized net operating return on average equity	28.2%	23.6%	25.9%	17.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at December 31, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	At December 31, 2007
	Equity		Exercise	Book value
	amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,934,800	74,199,836		$26.08

Diluted book value per common share
Total shareholders’ equity	$1,934,800	74,199,836
Assumed exercise of outstanding warrants	152,869	8,711,729	$17.55
Assumed exercise of outstanding options	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$2,136,865	89,040,702		$24.00

	At December 31, 2006
	Equity		Exercise	Book value
	amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,192,523	58,482,601		$20.39

Diluted book value per common share
Total shareholders’ equity	$1,192,523	58,482,601
Assumed exercise of outstanding warrants	147,968	8,455,320	$17.50
Assumed exercise of outstanding options	45,046	2,568,894	$17.54
Unvested restricted shares	—	733,964

Diluted book value per common share	$1,385,537	70,240,779		$19.73

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the reinsurance market; 5) our limited operating history; 6) adequacy of our loss reserves; 7) continued availability of capital and financing; 8) retention of key personnel; 9) competition; 10) potential loss of business from one or more major reinsurance brokers; 11) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 12) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 13) the integration of Talbot or other businesses we may acquire; 14) acts of terrorism or outbreak of war; and 15) availability of retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors beginning on page 16 of our Prospectus on Form 424B4 (the “Prospectus”). Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), annualized net operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm